Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.136	Filed 06/02/22	Page 2 of 85

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated May 19, 2022 (this "Stipulation"), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record: (i) stockholders Don David Price, Maria Nyiradi, and Peter Wahler ("Stockholders"), individually and derivatively on behalf of nominal defendant BorgWarner Inc. ("BorgWarner" or the "Company"); (ii) Alexis P. Michas, Dennis C. Cuneo, Michael S. Hanley, Joseph F. Fadool, Brady D. Ericson, and Frederic B. Lissalde (collectively, the "Individual Defendants"); and (iii) nominal defendant BorgWarner (together with the Individual Defendants, "Defendants"). This Stipulation is intended by the Settling Parties1 to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

I.	FACTUAL AND PROCEDURAL BACKGROUND

BorgWarner is an automotive parts manufacturer. Until the 1980s, BorgWarner manufactured brake pads and clutches alleged to contain asbestos. As a result of the allegations, BorgWarner or an affiliate has been named as a defendant in multiple asbestos-related cases with varying liability (the "Asbestos Liability"). BorgWarner had an obligation to accrue or disclose estimates of the costs of asbestos-related litigation in its filings with the U.S. Securities and Exchange Commission ("SEC").

[1]	All capitalized terms not otherwise defined are defined in section IV.1.

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Stockholders allege derivatively that certain of the Company's officers and directors breached their fiduciary duties by, among other things: (i) causing the Company to omit estimates of significant asbestos-related contingent liabilities from its filings with the SEC; and (ii) failing to implement adequate internal controls designed to identify and disclose such liabilities. Stockholders also allege derivatively violations of the securities laws in connection with BorgWarner's repurchase of $113 million in shares of its stock and that BorgWarner's stock price was artificially inflated as a result of the Company's failure to properly disclose the Asbestos Liability. Finally, Stockholder Price alleges derivatively that Company insiders made illicit proceeds by selling certain shares of BorgWarner stock while in possession of inside information and while the Company's stock price was allegedly artificially inflated.

A. Proceedings in the Related Delaware Derivative Action

In December 2018, Stockholders Nyiradi and Wahler each sent BorgWarner an inspection demand pursuant to 8 Del. C. §220, requesting the Company's internal books and records relating to the alleged wrongdoing. After reviewing the documents provided, Stockholders Nyiradi and Wahler filed a stockholder derivative action on behalf of BorgWarner, titled Nyiradi, et al. v. Michas, et al., C.A. No. 20-1700-RGA (Del.) (the "Delaware Action"). Defendants moved to dismiss the Delaware Action, and Stockholders Nyiradi and Wahler subsequently voluntarily dismissed the Delaware Action without prejudice.

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B. Litigation Demand, this Derivative Action, and Settlement Efforts

On January 4, 2021, Stockholder Price sent BorgWarner an inspection demand pursuant to 8 Del. C. §220, requesting the Company's internal books and records relating to the alleged wrongdoing. After negotiations, the Company produced over 7,500 pages of internal corporate documents. On June 9, 2021, Stockholder Price sent the Company a litigation demand, requesting that the Company investigate the alleged wrongdoing and take appropriate action ("Litigation Demand"), including a comprehensive review and overhaul of the Company's corporate governance and compliance practices and systems of internal controls and reporting for the purpose of not only preventing a recurrence of the failures detailed in the Litigation Demand, but to optimize them considering current relevant best practices.

While Stockholder Price was engaged in discussions with the Company and its counsel regarding the pending Litigation Demand, the Settling Parties began discussing a potential settlement of all of the derivative claims.

On July 22, 2021, Stockholders sent the Company a joint settlement demand, which proposed a slate of corporate governance reforms designed to address the alleged wrongdoing. The Settling Parties thereafter engaged in extensive arm's-length negotiations regarding the corporate governance reforms, which included numerous phone calls and emails, and several settlement proposals and counterproposals.

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After significant arm's-length negotiations, the Settling Parties reached agreement on the substantive terms of the proposed Settlement, which were memorialized in a Memorandum of Understanding ("MOU") dated January 20, 2022.

After signing the MOU, the Settling Parties commenced negotiations relating to the attorneys' fees and expenses to be paid to Stockholders' Counsel in recognition of the benefits conferred on the Company through the corporate governance reforms set forth in Exhibit A attached hereto ("Reforms"). After lengthy and adversarial negotiations, the Settling Parties agreed that, in recognition of the substantial benefits to be conferred through the proposed Settlement, Stockholders' Counsel should receive attorneys' fees and expenses of $625,000, subject to Court approval.

Thereafter, Stockholders prepared to file the above-captioned action, styled Price, et al. v. Michas, et al. (E.D. Mich.) (the "Action" and, together with the Delaware Action, the "Derivative Actions"), for purposes of obtaining the Court's approval of the Settlement.

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II.	STOCKHOLDERS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Stockholders believe that the claims asserted in the Litigation Demand and the Derivative Actions have substantial merit, and Stockholders' entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of those claims. However, Stockholders and Stockholders' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Stockholders' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Stockholders' Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Litigation Demand and Derivative Actions.

Stockholders' Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing BorgWarner's press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) reviewing over 7,500 pages of the Company's internal books and records obtained pursuant to 8 Del. Code §220; (iv) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (v) preparing a litigation demand; (vi) preparing and filing derivative complaint(s); (vii) conducting damages analyses; and (viii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Reforms.

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Based on Stockholders' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Stockholders' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon BorgWarner. Based upon Stockholders' Counsel's evaluation, Stockholders have determined that the Settlement is in the best interests of BorgWarner and have agreed to settle the Released Claims upon the terms and subject to the conditions set forth herein.

III.	INDIVIDUAL DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Litigation Demand and Derivative Actions, and expressly deny all charges of wrongdoing or liability against them. The Individual Defendants assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of BorgWarner and its stockholders, have meritorious defenses to Stockholders' claims, and that judgment should be entered dismissing all claims against them with prejudice. The Individual Defendants also have denied and continue to deny, among other things, the allegations that Stockholders, BorgWarner, or its stockholders have suffered damage, or that Stockholders, BorgWarner, or its stockholders were harmed by the conduct alleged in the Litigation Demand and Derivative Actions. The Individual Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in the lawsuit, and without admitting any wrongdoing or liability whatsoever.

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IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED

by and among the undersigned counsel for the Settling Parties herein, that in exchange for the consideration set forth below, the Released Claims shall be, subject to Court approval (and such approval becoming Final), fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Action shall be dismissed with prejudice, upon and subject to the terms and conditions of this Stipulation, as follows.

1. Definitions

As used in this Stipulation, the following terms have the meanings specified below:

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1.1 "Action" means the shareholder derivative action that will be filed in the United States District Court for the Eastern District of Michigan, styled Price, et al. v. Michas, et al. (E.D. Mich.).

1.2 "BorgWarner" or the "Company" means nominal defendant BorgWarner, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.3 "Court" means United States District Court for the Eastern District of Michigan.

1.4 "Current BorgWarner Stockholders" means any Person who owned BorgWarner common stock as of the date of the execution of this Stipulation and continues to hold their BorgWarner common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of BorgWarner, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.5 "Defendants" means, collectively, nominal defendant BorgWarner and the Individual Defendants.

1.6 "Defendants' Counsel" means Simpson Thatcher & Bartlett LLP.

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1.7 "Delaware Action" means the shareholder derivative action styled Nyiradi, et al. v. Michas, et al., C.A. No. 20-1700-RGA (D. Del.), which was voluntarily dismissed without prejudice.

1.8 "Derivative Actions" means the Action and the Delaware Action.

1.9 "Effective Date" means the first date by which the events and conditions specified in ¶6.1 of this Stipulation have been met and have occurred.

1.10 "Final" means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (i) the expiration of the time to file a notice of appeal from the Judgment; (ii) if an appeal has been filed, the appellate court has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal's decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an "appeal" shall not include any appeal that concerns only the issue of attorneys' fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys' fees or expenses or the payment of a service award, shall not in any way delay or preclude the Judgment from becoming Final.

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1.11 "Individual Defendants" means Alexis P. Michas, Dennis C. Cuneo, Michael S. Hanley, Joseph F. Fadool, Brady D. Ericson, and Frederic B. Lissalde.

1.12 "Judgment" means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.13 "Litigation Demand" means the letter which Stockholder Price sent the Company, dated June 9, 2021, which requested that the Company investigate the alleged wrongdoing and take appropriate action.

1.14 "Notice" means the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action, substantially in the form attached hereto as Exhibit C.

1.15 "Person" means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

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1.16 "Preliminary Approval Order" refers to the proposed order substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current BorgWarner Stockholders; and (iii) a date for the Settlement Hearing.

1.17 "Related Persons" means each of the Defendants' past or present agents, employees, officers, directors, parents, subsidiaries, divisions, affiliates, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other person in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, coinsurers, reinsurers, trusts, predecessors, successors, and assigns.

1.18 "Released Claims" shall collectively mean any and all claims for relief (including Unknown Claims), rights, demands, suits, matters, causes of action, or liabilities, known or unknown, asserted or unasserted, that have been or could have been asserted in the Litigation Demand or Derivative Actions by Stockholders, by BorgWarner, or by any Current BorgWarner Stockholder derivatively on behalf of BorgWarner against any Defendant or Released Person, arising out of or based upon the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were or could have been alleged in the Litigation Demand or Derivative Actions, or any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement set forth in this Stipulation. Excluded from the term "Released Claims" are all claims, rights, or obligations of BorgWarner or the Individual Defendants regarding indemnification, contribution, or insurance matters, as set forth in ¶5.4.

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1.19 "Released Persons" means each of the Defendants and their Related Persons.

1.20 "Releasing Parties" means the Stockholders, all other Current BorgWarner Stockholders, Stockholders' Counsel, and BorgWarner. "Releasing Party" means, individually, any of the Releasing Parties.

1.21 "Settlement" means the agreement, terms, and conditions contained in this Stipulation, dated May 19, 2022, and its exhibits.

1.22 "Settlement Hearing" means any hearing or hearings at which the Court will consider final approval of the Settlement.

1.23 "Settling Parties" means, collectively, each of the Stockholders and each of the Defendants.

1.24 "Stockholders" means Don David Price, Maria Nyiradi, and Peter Wahler.

1.25 "Stockholders' Counsel" means Kahn Swick & Foti, LLC and Robbins LLP.

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1.26 "Summary Notice" means the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action, substantially in the form attached hereto as Exhibit D.

1.27 "Unknown Claims" means any of the Released Claim(s) which Stockholders, BorgWarner, Current BorgWarner Stockholders, or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties shall expressly waive and each of the Current BorgWarner Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits conferred by or under California Civil Code section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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Upon the Effective Date, Stockholders and Defendants shall expressly waive, and each of the Current BorgWarner Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542. Stockholders, Defendants, and Current BorgWarner Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Stockholder and Defendant shall expressly settle and release, and each Current BorgWarner Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or noncontingent, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Current BorgWarner Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

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2. Terms of the Settlement

2.1 Corporate Governance Reforms. BorgWarner shall adopt, implement, and maintain the Reforms upon the terms and conditions set forth in Exhibit A attached hereto within a period of 120 days after the Effective Date. The Reforms set forth in Exhibit A will remain in effect for a period of no less than four (4) years following the Effective Date. The Company may amend or eliminate any one or more of the Reforms set forth in Exhibit A only if the BorgWarner Board of Directors ("Board") determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term is not in the Company's best interest or conflicts with any provision of any applicable law, including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. If a Reform is eliminated or modified, the Board shall within sixty (60) business days or at the Board's next regularly scheduled meeting, adopt a replacement provision that accomplishes substantially the same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable good faith business judgment of a majority of the Board's independent directors, it is not reasonably possible to do so in a manner consistent with the law, the best interests of the Company, or otherwise. Any changes deemed material to the Company by the Company shall be reported on an annual basis in the Company's Annual Report on Form 10-K or Definitive Proxy Statement on Form DEF14A, or posted on the Company's website.

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2.2 BorgWarner acknowledges and agrees that the Litigation Demand, the Delaware Action, and the litigation and settlement efforts were substantial and material factors in the Company's decision to implement the Reforms for the agreed term.

2.3 BorgWarner's Board, including each of its independent, non-defendant directors, in a good faith exercise of business judgment, has determined that: (i) the Reforms confer a substantial benefit upon BorgWarner and its stockholders; and (ii) the Settlement, including the Fee and Expense Amount is, in all respects, fair, reasonable, and in the best interests of the Company and its stockholders.

3. Approval and Notice

3.1 Within five (5) business days after execution of this Stipulation, Stockholders shall file the Action with the Court. Defendants shall execute waivers of service of the Action promptly thereafter. With the exception of securing service of the filing of the Action, Stockholders shall not engage in any litigation activity in the Action apart from activities related to seeking approval of the Settlement.

3.2 Within ten (10) business days of filing the Action, Stockholders' Counsel shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of an order (the "Preliminary Approval Order"), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current BorgWarner Stockholders; and (iii) a date for the Settlement Hearing.

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3.3 Notice to Current BorgWarner Stockholders shall consist of a Notice of Pendency and Proposed Settlement of Shareholder Derivative Action ("Notice"), which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C, as well as a Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action ("Summary Notice"), substantially in the form attached hereto as Exhibit D.

3.4 Within fourteen (14) business days after the entry of the Preliminary Approval Order, BorgWarner, at its own cost, shall cause the Stipulation of Settlement and Notice to be filed with or furnished to the SEC by including a copy as an exhibit to a Current Report on Form 8-K (the "8-K"), and BorgWarner shall publish the Summary Notice one time in the national edition of Investors' Business Daily. The 8-K and attachments shall also be posted on the Company's website until the Judgment becomes Final. Stockholders' Counsel, at their cost, shall also post the Stipulation of Settlement and Notice on their respective websites. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by BorgWarner. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current BorgWarner Stockholders pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants' Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice.

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3.5 The Settling Parties agree to request that the Court hold a Settlement Hearing in the Action within forty-five (45) calendar days after Notice is given, during which the Court will consider and determine whether the Judgment, substantially in the form of Exhibit E attached hereto, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate; and (ii) dismissing with prejudice the Action against the Defendants.

4. Stockholders' Counsel's Separately Negotiated Attorneys' Fees and Expenses

4.1 After negotiating the principal terms of the Settlement, counsel for the Settling Parties, acting by and through their respective counsel, separately negotiated the attorneys' fees and expenses the Company would cause to be paid to Stockholders' Counsel based on the corporate governance benefits conferred upon BorgWarner by the Settlement. The Company will cause Stockholders' Counsel to be paid up to $625,000 in attorneys' fees and expenses, subject to approval by the Court (the "Fee and Expense Amount").

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4.2 The Fee and Expense Amount shall be paid into an escrow account controlled by Stockholders' Counsel within fourteen (14) business days of the later of: (i) the entry of an order from the Court preliminarily approving the Settlement; or (ii) the date on which Stockholders' Counsel provides to the Company's Counsel written payment and wire instructions and a signed W-9 reflecting a valid taxpayer identification number for the account into which the Fee and Expense Amount is to be deposited.

4.3 The Fee and Expense Amount shall be immediately releasable upon the later of: (i) seven (7) days after the Effective Date; or (ii) the date on which the Court enters an order approving the Fee and Expense Amount (or such other amount as may be approved by the Court) that is not subject to further appeal or review. In the event that the Effective Date does not occur or the Court does not approve the Fee and Expense Amount (or approves the Fee and Expense Amount only in part), the Fee and Expense Amount (or the portion thereof in excess of the Court's award) shall be immediately releasable to the payor. In the event that the Fee and Expense Amount is released to Stockholders' Counsel but the Judgment fails to become Final as defined in ¶1.10 herein, then Stockholders' Counsel shall be severally obligated to make appropriate refunds or repayments to the payor of any attorneys' fees and expenses previously paid within fifteen (15) business days from receiving notice from Defendants' Counsel of written payment instructions and tax information.

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4.4 Stockholders' Counsel may seek service awards of up to $5,000 for each of the Stockholders to be paid out of the Fee and Expense Amount, subject to Court approval, which Defendants shall not oppose ("Service Awards").

4.5 The payment of the Fee and Expense Amount pursuant to ¶¶4.1, 4.2, and 4.3 hereof shall constitute final and complete payment for Stockholders' Counsel's attorneys' fees and for the reimbursement of expenses and costs that have been incurred, or will be incurred, in connection with the Litigation Demand and Derivative Actions. Stockholders' Counsel shall allocate the Fee and Expense Amount among themselves. Stockholders' Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be presented to and be mediated, and, if necessary, finally decided and resolved by a mutually-agreeable mediator on the terms and subject to the processes and procedures set forth by the mediator. The mediator's fees and costs for any such mediation and/or arbitration shall be borne solely by Stockholders' Counsel and allocated among Stockholders' Counsel by agreement or as finally determined by the mediator.

4.6 The Fee and Expense Amount, as well as any Service Awards, are subject to the approval of the Court; however, the effectiveness of the Stipulation shall not be conditioned upon the approval, in whole or in part, of the Court of either the Fee and Expense Amount or the Service Awards.

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5. Releases

5.1 Upon the Effective Date, BorgWarner, Stockholders (acting on their own behalf and derivatively on behalf of BorgWarner), and each of the Current BorgWarner Stockholders (solely in their respective capacities as such) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Litigation Demand or Derivative Actions, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation or the Judgment.

5.2 Upon the Effective Date, BorgWarner, Stockholders (acting on their own behalf and derivatively on behalf of BorgWarner), and each of the Current BorgWarner Stockholders (solely in their respective capacities as such) will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding arising out of, related to, or in connection with the settlement or resolution of the Litigation Demand or Derivative Actions, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation or the Judgment.

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5.3 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Stockholders, Stockholders' Counsel, BorgWarner, and all of the Current BorgWarner Stockholders (solely in their capacity as such) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Litigation Demand or Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation or the Judgment.

5.4 Notwithstanding anything to the contrary in this Stipulation, nothing herein shall constitute or reflect a waiver or release of any rights or claims of Defendants against their insurers, or their insurers' subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Defendants under any directors' and officers' liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of the Defendants relating in any way to indemnification or advancement of attorneys' fees relating to any matter, including, but not limited to, the Litigation Demand, Derivative Actions, or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company's certificate of incorporation, by-laws or operating agreement, or under applicable law. The Settlement will not be conditioned upon the obtaining of, or judicial approval of, any releases between or among any settling Defendants, except as set forth in this Stipulation, and/or any third parties and will not be conditioned upon the settlement, or the approval of the settlement, of any other lawsuits or claims.

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6. Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a. Court approval of the method of providing Notice, substantially in the forms of Exhibit C and Exhibit D attached hereto;

b. Dissemination of the Notice as set forth in ¶¶3.3 and 3.4;

c. Entry of the Judgment, substantially in the form of Exhibit E attached hereto, approving the Settlement without awarding costs to any party, except as provided herein;

d. The payment into escrow of the Fee and Expense Amount in accordance with ¶¶4.2 and 4.3; and

e. The passing of the date upon which the Judgment becomes Final.

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6.2 If any of the conditions specified above in ¶6.1 are not met, then this Stipulation shall be canceled and terminated subject to ¶6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date does not occur or the Judgment does not become Final, or if this Stipulation is canceled or terminated in accordance with its terms: (i) all Settling Parties shall be restored to their respective positions in the Action that existed immediately prior to the date of execution of this Stipulation; (ii) the Stockholders shall seek dismissal of the Action; (iii) all releases delivered in connection with this Stipulation shall be null and void; (iv) the Fee and Expense Amount shall be immediately releasable to the payor; (v) the terms and provisions of this Stipulation (other than those set forth in ¶¶1.1-1.27, 6.2-6.3, and 7.3-7.4 hereof) shall have no further force or effect with respect to the Settling Parties and shall not be used in connection with the Litigation Demand, the Action, or in any other proceeding for any purpose; and (vi) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the terms remaining in force) in connection with the Litigation Demand, the Action, or in any other action or proceeding.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.160	Filed 06/02/22	Page 26 of 85

6.4 No order of the Court concerning the Fee and Expense Amount or the Service Awards or any interest awarded by the Court to Stockholders' Counsel, nor any modification or reversal on appeal of any such order of the Court, shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7. Miscellaneous Provisions

7.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation expeditiously.

7.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Stockholders and BorgWarner and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The Judgment shall contain a finding that (a) the Individual Defendants and BorgWarner agree that the Litigation Demand and Derivative Actions were served and/or filed in good faith and were not frivolous, and that the Litigation Demand, Action, and the Released Claims are being settled voluntarily by the Defendants; and (b) the Settling Parties agree that, throughout the course of the litigation, all parties and their counsel complied with the provisions of Federal Rule of Civil Procedure 11. No Settling Party or Related Person of a Settling Party shall assert any claims for violation of Rule 11 of the Federal Rules of Civil Procedure or any other similar laws relating to the institution, prosecution, defense, and/or settlement of the Litigation Demand or Derivative Actions. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with legal counsel who could assess the strengths and weaknesses of their respective clients' claims or defenses.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.161	Filed 06/02/22	Page 27 of 85

7.3 None of the Settlement, this Stipulation (including any exhibits attached hereto), or any act performed or document executed pursuant to, or in furtherance of, the Stipulation or the Settlement: (i) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or BorgWarner; or (ii) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.162	Filed 06/02/22	Page 28 of 85

7.4 All designations and agreements made and orders entered during the course of the Litigation Demand and Derivative Actions relating to the confidentiality of documents or information shall survive this Settlement.

7.5 Within thirty (30) days of the Effective Date, Stockholders shall each certify that they have destroyed or returned any documents obtained from Defendants that were marked Confidential in connection with the Litigation Demand or Derivative Actions. However, Stockholders' Counsel may each retain a file copy of any court filings and any confidential attorney work-product that attaches, cites, or refers to any such documents.

7.6 All exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.163	Filed 06/02/22	Page 29 of 85

7.7 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.8 This Stipulation may be amended or modified only by a written instrument signed by, or on behalf of, all Settling Parties or their respective successors-in-interest.

7.9 This Stipulation shall be deemed drafted equally by all parties hereto.

7.10 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents.

7.11 The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Settlement of the Litigation Demand and Derivative Actions.

7.12 Defendants confirm receipt of confirmation that each of the Stockholders has owned stock in BorgWarner during all relevant periods described in the Litigation Demand and Derivative Actions, that they continue to own such stock as of the date of this Stipulation, and that they have standing to pursue the claims they have asserted in each of the Litigation Demand and Derivative Actions.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.164	Filed 06/02/22	Page 30 of 85

7.13 It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than, or different from, the facts or law now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different and agrees that this Stipulation shall be in all respects effective, and not subject to termination by reason of any such different facts or law.

7.14 Except as otherwise expressly provided herein, all parties, including all Individual Defendants, BorgWarner, Defendants' Counsel, Stockholders, and Stockholders' Counsel, shall bear their own fees, costs, and expenses.

7.15 Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

7.16 Stockholders represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

7.17 Each counsel or other Person executing this Stipulation or any of its exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.165	Filed 06/02/22	Page 31 of 85

7.18 This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons, and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives, and any corporation or other entity into or with which any Settling Party merges, consolidates, or reorganizes.

7.19 Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

7.20 The Stipulation and the exhibits attached hereto may be executed in one or more counterparts. A facsimile or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts, including facsimile and/or PDF counterparts, shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.21 Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to interpretation, implementation, and enforcement of the terms of the Stipulation and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, and the Judgment, and for matters arising out of, concerning, or relating thereto.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.166	Filed 06/02/22	Page 32 of 85

7.22 This Stipulation and the exhibits attached hereto shall be governed by, construed, performed, and enforced in accordance with the laws of the State of Delaware, without regard to any state's principles, policies, or provisions governing choice of law. The Settling Parties agree that the Settlement, and all matters relating to its enforcement, will be subject to the continuing jurisdiction of the Court.

7.23 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

7.24 Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

7.25 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

7.26 The Settling Parties and their counsel respectively agree not to issue any disparaging statements about the other Settling Parties to this Agreement or their Related Persons.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.167	Filed 06/02/22	Page 33 of 85

Dated: May 19, 2022

KAHN SWICK & FOTI, LLC	SIMPSON THACHER
& BARTLETT LLP

Melinda A. Nicholson	Jonathan Youngwood
1100 Poydras Street, Suite 3200	425 Lexington Avenue
New Orleans, LA 70163	New York, NY 10017
melinda.nicholson@ksfcounsel.com	jyoungwood@stblaw.com

Attorneys for Don David Price	Attorneys for Defendants

ROBBINS LLP

Ashley R. Rifkin
5040 Shoreham Place
San Diego, CA 92122
arifkin@robbinsllp.com

Attorneys for Maria Nyiradi and Peter Wahler

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.168	Filed 06/02/22	Page 34 of 85

EXHIBIT A

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.169	Filed 06/02/22	Page 35 of 85

PROPOSED CORPORATE GOVERNANCE MODIFICATIONS

The corporate governance reforms described herein shall remain in effect for a period of not less than four (4) years following the Effective Date (“Implementation Period”). The Company may amend or eliminate any one or more of the corporate governance reforms during the Implementation Period if the Board determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term is not in the Company’s best interest or conflicts with any provision of any applicable law, including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. If a corporate governance provision is eliminated or modified, the Board shall within sixty (60) business days or at the Board’s next regularly scheduled meeting, adopt a replacement provision that accomplishes substantially the same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable good faith business judgment of a majority of the Board’s independent directors, it is not reasonably possible to do so in a manner consistent with the law, the best interests of the Company or otherwise. Any changes deemed material to the Company that are made pursuant to the above shall be reported on an annual basis either in the Company’s SEC Form 10-K, SEC Form 14(a) Proxy Statement, or posted on the Company’s website.

Disclosure Committee Reforms

The Disclosure Committee Charter will be amended to include the following:

1.	“Any changes to the Disclosure Committee’s Charter must be approved by the Certifying Officers or their designee(s), which may be the Company’s Policy Committee.”

2.	“Additional committee members may be appointed and/or removed by the CEO and/or CFO (the “Certifying Officers”) or their designee(s) at any time.”

3.	“One member of the Disclosure Committee will be designated the Committee’s Chairperson by the Certifying Officers. The Chairperson shall schedule and preside over meetings and ensure the timely preparation of agendas for meetings. Any interpretation of the Charter or the Disclosure Committee’s procedures shall be made by the Disclosure Committee Chairperson.”

4.	“The Chairperson or the Disclosure Committee may retain outside consultants or advisors, including independent auditors, and other personnel of the Company as appropriate.”

5.	“A designee of the Disclosure Committee will report at least quarterly to the Audit Committee of the Board or the Chair of the Audit Committee. Such reports shall include, among other things, any material updates regarding: (i) the Company’s compliance with respect to reporting requirements and standards under the FASB ASC, GAAP, and Exchange Act; and (ii) material changes, trends, and statistics of the actual and potential liabilities of the Company.”

1

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6.	The responsibilities of the Disclosure Committee will include: “Providing a sub-certification to the Certifying Officers before filing each SEC Periodic Report as to (i) the Disclosure Committee’s compliance with the Company’s Disclosure Policy and this Charter, and (ii) the Disclosure Committee’s conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls.”

7.	The Disclosure Committee is also responsible for: “Ensuring the timely and accurate public disclosure of material information concerning, among other things: (i) the Company’s compliance with respect to reporting requirements and standards under the FASB ASC, GAAP, and Exchange Act; and (ii) material changes, trends, and statistics of the actual and potential liabilities of the Company.”

Chief Compliance Officer Reforms

The Company shall adopt and memorialize in a job description for the CCO the following:

1.	The responsibilities of the CCO shall include, “managing and overseeing the Company’s ethics and compliance program, and assisting the Governance Committee, Audit Committee and the Board in fulfilling their oversight duties regarding the Company’s compliance with applicable laws and regulations.”

2.	The responsibilities of the CCO shall include, “overseeing employee training in risk assessment and compliance.”

3.	The responsibilities of the CCO shall include, “timely reporting material risks relating to compliance issues to the Governance Committee, the Audit Committee or the Chairs of those Committees and making written recommendations for further evaluation and/or remedial action within deadlines established by the Governance Committee or the Audit Committee.”

4.	The responsibilities of the CCO shall include, “communicating with and informing the Audit Committee, Governance Committee or the Chairs of those Committees at least twice per year and the entire Board at least annually regarding the Company’s ethics and compliance program, as well as progress toward meeting program goals, and where necessary recommending remedial action within the Committee and/or the Board’s purview.”

Employee Compliance Training Reforms

1.	“The Company shall mandate a Compliance Management Program to be headed by the CCO.”

2.	“Appropriate employee training shall be conducted annually.”

Insider Trading Policy Reforms

The Insider Trading Policy will be amended to include the following:

1.	“The Insider Trading Policy will be disseminated annually to all applicable BWA employees (including non-employee directors).”

2

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.171	Filed 06/02/22	Page 37 of 85

2.

“The CCO in conjunction with the General Counsel, will conduct a periodic review as necessary to ensure that the Insider Trading Policy is amended as necessary to remain up-to-date with insider trading laws and regulations.”

3.	The prohibition on trading (or Blackout period) will begin no later than the fifteenth (15th) day of the last month of each quarter.

4.

The Company will adopt separate guidelines governing 10b5-1 plan administration which shall include, but not be limited to, requirements that “any proposed Rule 10b5-1 plan or any amendments made to an approved Rule 10b5-1 plan be: (i) approved by the General Counsel at least forty-five (45) days in advance of any trades thereunder; and (ii) submitted to the CCO for review when no blackout period is in effect.”

5.

“The CCO shall maintain a record of all complaints, including, but not limited to: (i) substance of complaint; (ii) date of receipt of the complaint; (iii) actions taken to investigate the complaint and the dates on which such actions were taken; (iv) recommendations made in response to the complaint and the date such recommendations were made; and (v) outcome of the investigation into the complaint and the date such determination was made (collectively, the ‘CCO’s Log’).”

6.	“The Company will not take any inappropriate retaliatory action against any BorgWarner employee with respect to good faith reporting of complaints relating to or arising out of the Policy.”

7.	“Copies of complaints and the CCO’s Log will be maintained for seven (7) years from the date made.”

8.

“The Insider Trading Policy shall continue to be published on the Investor Relations section of the Company’s website,” and “the Company will publish the most recent Insider Trading Policy within a reasonable time after any changes are adopted.”

Enhanced Board Oversight of Stock Repurchases

1.	The Company shall implement a procedure for approving and overseeing stock repurchases, which shall include the following measure:

Before authorizing any program to re purchase BorgWarner stock, the Board shall evaluate management’s recommendation and determine independently whether such a repurchase program is in the best interests of the Company. Following authorization of a stock repurchase program, the Audit Committee shall quarterly evaluate the program to confirm that the program remains in the Company’s best interest.

Enhanced Director Training and Continuing Education

1.	The Company will update Paragraph 21 of the Corporate Governance Guidelines as indicated with additions in bold and with strike outs as applicable:

3

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.172	Filed 06/02/22	Page 38 of 85

An orientation presentation is provided to each new director to acquaint new directors with the business, to familiarize them with finance, audit and human resources, compliance and other policies, and to acquaint them with other issues relevant to directors. On a periodic, but no less than annual, basis, continuing education is provided on relevant topics which may include, for example, education or training regarding Cybersecurity, GAAP, revenue recognition, corporate governance principles and best practices, SOX, assessment of risk, compliance auditing, and reporting requirements for publicly-traded companies, at Board meetings. At a director’s discretion, he or she may, with Corporate Governance Committee approval, attend certified continuing education programs ~~at the Company’s expense~~. The Company shall pay the reasonable costs of such programs up to an amount of at least $15,000 per program for each Director.

4

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EXHIBIT B

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.174	Filed 06/02/22	Page 40 of 85

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF MICHIGAN

DON DAVID PRICE, MARIA	Case No.
NYIRADI and PETER WAHLER,
Derivatively on Behalf of
BORGWARNER INC.,

Plaintiffs,
v.

ALEXIS P. MICHAS, DENNIS C.
CUNEO, MICHAEL S. HANLEY,
JOSEPH F. FADOOL, BRADY D.
ERICSON, AND FREDERIC B.
LISSALDE

Defendants,
-and-

BORGWARNER INC., a Delaware
Corporation,

Nominal Defendant.

[PROPOSED] PRELIMINARY APPROVAL ORDER

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.175	Filed 06/02/22	Page 41 of 85

Stockholders have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (“Settlement”) of shareholder derivative claims, in accordance with the Stipulation of Settlement dated May 19, 2022 (the “Stipulation”); and (ii) approving the form and manner of the Notice of the Settlement.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to a proposed Settlement and dismissal of the above-captioned action, titled Price, et al. v. Michas, et al. (E.D. Mich.) (the “Action”);

WHEREAS, the Court having: (i) read and considered Stockholders’ Unopposed Motion for Preliminary Approval of Shareholder Derivative Settlement together with the accompanying Memorandum of Points and Authorities; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Settling Parties in favor of preliminary approval of the Settlement;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for BorgWarner Inc. (“BorgWarner”) and appears to be the product of serious, informed, non-collusive negotiations; and

____________________

1 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

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WHEREAS, the Court also finds, upon a preliminary evaluation, that BorgWarner shareholders should be apprised of the Settlement through the proposed form of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3. A hearing shall be held on _______________, 2022 at ____ _.m., before the Honorable _________________, either remotely or in person, and if in person at the U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room __, Detroit, Michigan 48226 (the “Settlement Hearing”), at which time the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate.

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4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitute the best notice practicable under the circumstances and comply fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5. Within fourteen (14) business days after the entry of this Preliminary Approval Order, BorgWarner, at its own cost, shall cause the Stipulation of Settlement and Notice to be filed with or furnished to the SEC by including a copy as an exhibit to a Current Report on Form 8-K (the “8-K”), and shall publish the Summary Notice one time in the national edition of Investors’ Business Daily. The 8-K and attachments shall also be posted on the Company’s website until the Judgment becomes Final. Stockholders' Counsel, at their cost, shall also post the Stipulation of Settlement and Notice on their respective websites.

6. At least twenty-four (24) calendar days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the Notice and Summary Notice as provided for in paragraph 5 of this Preliminary Approval Order.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.178	Filed 06/02/22	Page 44 of 85

7. All Current BorgWarner Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Current BorgWarner Stockholders.

8. Pending final determination of whether the Settlement should be approved, neither Stockholders nor any other Current BorgWarner Stockholders shall commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

9. Any shareholder of BorgWarner common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or why the Fee and Expense Amount or Service Awards should not be awarded. However, no BorgWarner shareholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that BorgWarner shareholder has caused to be filed, and served on counsel as noted below, written objections stating all supporting bases and reasons for the objection, and setting forth proof of current beneficial ownership of BorgWarner stock and beneficial ownership of BorgWarner stock as of May 19, 2022, as well as documentary evidence of when such beneficial ownership of BorgWarner stock was acquired.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.179	Filed 06/02/22	Page 45 of 85

10. At least fourteen (14) calendar days prior to the Settlement Hearing set for _____________, 2022, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room 599, Detroit, Michigan 48226 and serve such materials by that date, to each of the following Settling Parties' counsel:

Counsel for Stockholders:	Counsel for Defendants:

Melinda A. Nicholson	Jonathan Youngwood
KAHN SWICK & FOTI, LLC	SIMPSON THACHER
1100 Poydras Street, Suite 3200	& BARTLETT LLP
New Orleans, LA 70163	425 Lexington Avenue
Melinda.nicholson@ksfcounsel.com	New York, NY 10017
jyoungwood@stblaw.com
Ashley R. Rifkin
ROBBINS LLP
5040 Shoreham Place
San Diego, CA 92122
arifkin@robbinsllp.com

11. Only shareholders who have filed with the Court and sent to the Settling Parties' counsel valid and timely written notices of objection will be entitled to be heard at the hearing unless the Court orders otherwise.

12. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.180	Filed 06/02/22	Page 46 of 85

13. Stockholders shall file their motion for final approval of the Settlement at least twenty-one (21) calendar days prior to the Settlement Hearing. If there is any objection to the Settlement, Stockholders shall file a response to the objection(s) at least seven (7) calendar days prior to the Settlement Hearing.

14. All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of this Stipulation.

15. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to BorgWarner shareholders.

16. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.181	Filed 06/02/22	Page 47 of 85

17. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to BorgWarner shareholders; and (ii) the right to continue or adjourn the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without further notice to BorgWarner shareholders.

IT IS SO ORDERED.

DATED:
UNITED STATES DISTRICT JUDGE

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.182	Filed 06/02/22	Page 48 of 85

EXHIBIT C

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.183	Filed 06/02/22	Page 49 of 85

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF MICHIGAN

DON DAVID PRICE, MARIA	Case No.
NYIRADI and PETER WAHLER,
Derivatively on Behalf of
BORGWARNER INC.,

Plaintiffs,
v.

ALEXIS P. MICHAS, DENNIS C.
CUNEO, MICHAEL S. HANLEY,
JOSEPH F. FADOOL, BRADY D.
ERICSON, AND FREDERIC B.
LISSALDE

Defendants,
-and-

BORGWARNER INC., a Delaware
Corporation,

Nominal Defendant.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION

Case 2:22-cv-11131-LJM-JJCG	ECF No. 13-2, PageID.184	Filed 06/02/22	Page 50 of 85

TO:

ALL OWNERS OF THE COMMON STOCK OF BORGWARNER INC. ("BORGWARNER" OR THE "COMPANY") CURRENTLY AND AS OF MAY 19, 2022 ("CURRENT BORGWARNER STOCKHOLDERS"):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A BORGWARNER SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Eastern District of Michigan (the "Court"), that a proposed settlement has been reached by the parties to the following shareholder derivative action brought on behalf and for the benefit of BorgWarner: Price, et al. v. Michas, et al., Case No. _______ (E.D. Mich.) (the "Action").1

As explained below, a hearing will be held on _______________, 2022 at ____ _.m., before the Honorable ______________, either remotely or in person, and if in person at the U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room __, Detroit, Michigan 48226 (the "Settlement Hearing"). You have an opportunity to be heard at the Settlement Hearing.

At the Settlement Hearing, the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate.

____________________

[1]	All capitalized terms herein have the same meanings as set forth Settling Parties' Stipulation of Settlement dated May 19, 2022 (the "Stipulation").

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The terms of the settlement are set forth in the Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Action, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court's office, U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room 599, Detroit, Michigan 48226. The Stipulation is also available for viewing on the Investor Relations page of the website of BorgWarner at www._____________.com, and the website of Stockholders' Counsel at www._______________.com. For a fee, all papers filed in the Action are available at www.pacer.gov.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

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THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of BorgWarner. The Settlement will result in changes to the Company's corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	FACTUAL AND PROCEDURAL BACKGROUND

The Action is brought by Stockholders solely on behalf of and for the benefit of BorgWarner and against the Individual Defendants.

A. Factual Allegations

BorgWarner is an automotive parts manufacturer. Until the 1980s, BorgWarner manufactured brake pads and clutches alleged to contain asbestos. As a result of the allegations, BorgWarner or an affiliate has been named as a defendant in multiple asbestos-related cases with varying liability (the "Asbestos Liability"). BorgWarner had an obligation to accrue or disclose estimates of the costs of asbestos-related litigation in its filings with the U.S. Securities and Exchange Commission ("SEC").

Stockholders allege that certain of the Company's officers and directors breached their fiduciary duties by, among other things: (i) causing the Company to omit estimates of significant asbestos-related contingent liabilities from its filings with the SEC; and (ii) failing to implement adequate internal controls designed to identify and disclose such liabilities. Stockholders also allege violations of the securities laws in connection with BorgWarner's repurchase of $113 million in shares of its stock and that BorgWarner's stock price was artificially inflated as a result of the Company's failure to properly disclose the Asbestos Liability. Finally, Stockholders allege that Company insiders made illicit proceeds by selling certain shares of BorgWarner stock while in possession of inside information and while the Company's stock price was allegedly artificially inflated.

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B. Proceedings in the Related Delaware Derivative Action

In December 2018, stockholders Nyiradi and Wahler each sent BorgWarner an inspection demand pursuant to 8 Del. C. §220, requesting the Company's internal books and records relating to the alleged wrongdoing. After reviewing the documents provided, Stockholders Nyiradi and Wahler filed a stockholder derivative action on behalf of BorgWarner, titled Nyiradi et al. v. Michas, et al., C.A. No. 20-1700-RGA (Del.) (the "Delaware Action," together with this Action, the "Derivative Actions"). Defendants moved to dismiss the Delaware Action, and Stockholders Nyiradi and Wahler subsequently voluntarily dismissed the Delaware Action without prejudice.

C. Litigation Demand, this Derivative Action, and Settlement Efforts

On January 4, 2021, Stockholder Price sent BorgWarner an inspection demand pursuant to 8 Del. C. §220, requesting the Company's internal books and records relating to the alleged wrongdoing. After negotiations, the Company produced over 7,500 pages of internal corporate documents. On June 9, 2021, Stockholder Price sent the Company a litigation demand, requesting that the Company investigate the alleged wrongdoing and take appropriate action ("Litigation Demand").

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While Stockholder Price was engaged in discussions with the Company and its counsel regarding the pending Litigation Demand, the Settling Parties began discussing a potential settlement of all of the derivative claims.

On July 22, 2021, Stockholders sent the Company a joint settlement demand, which proposed a slate of corporate governance reforms designed to address the alleged wrongdoing. The Settling Parties thereafter engaged in extensive arm's-length negotiations regarding the corporate governance reforms, which included numerous phone calls and emails, and several settlement proposals and counterproposals.

After significant arm's-length negotiations, the Settling Parties reached agreement on the substantive terms of the proposed Settlement, which were memorialized in a Memorandum of Understanding ("MOU") dated January 20, 2022.

After signing the MOU, the Settling Parties commenced negotiations relating to the attorneys' fees and expenses to be paid to Stockholders' Counsel in recognition of the benefits to be conferred on the Company through the corporate governance reforms set forth in Exhibit A to the Stipulation ("Reforms"). After lengthy and adversarial negotiations, the Settling Parties agreed that Stockholders' Counsel would seek the agreed upon amount of $625,000 for attorneys' fees and expenses and Defendants would not oppose this application.

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Thereafter, the Stockholders prepared to file the above-captioned Action, for purposes of obtaining the Court's approval of the Settlement.

II.	STOCKHOLDERS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Stockholders believe that the claims asserted in the Litigation Demand and the Derivative Actions have substantial merit, and Stockholders' entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of those claims. However, Stockholders and Stockholders' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Stockholders' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Stockholders' Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Litigation Demand and Derivative Actions.

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Stockholders' Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing BorgWarner's press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) reviewing the Company's internal books and records obtained pursuant to 8 Del. Code §220; (iv) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (v) preparing a litigation demand; (vi) preparing and filing derivative complaint(s); (vii) conducting damages analyses; and (viii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the corporate governance reforms.

Based on Stockholders' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Stockholders' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon BorgWarner. Based upon Stockholders' Counsel's evaluation, Stockholders have determined that the Settlement is in the best interests of BorgWarner and have agreed to settle the Released Claims upon the terms and subject to the conditions set forth herein.

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III.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Litigation Demand and Derivative Actions, and expressly deny all charges of wrongdoing or liability against them. The Individual Defendants assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of BorgWarner and its stockholders, have meritorious defenses to Stockholders' claims, and that judgment should be entered dismissing all claims against them with prejudice. The Individual Defendants also have denied and continue to deny, among other things, the allegations that Stockholders, BorgWarner, or its stockholders have suffered damage, or that Stockholders, BorgWarner, or its stockholders were harmed by the conduct alleged in the Litigation Demand and Derivative Actions. The Individual Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in the lawsuit, and without admitting any wrongdoing or liability whatsoever.

IV.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on the Investor Relations page of BorgWarner's website at www.____________.com, and Stockholders' Counsel's website at www._______________.com. The following is only a summary of its terms.

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As consideration for the Settlement, BorgWarner has agreed to implement and maintain the Reforms. The Reforms shall be maintained by BorgWarner for a period of not less than four (4) years. The Company may amend or eliminate any one or more of the Reforms prior to the end of the four (4) year period if the Company's Board of Directors (the "Board") determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term is not in the Company's best interest or conflicts with any provision of applicable law. If a Reform is eliminated or modified, the Board shall adopt a replacement provision, provided, however, that no such replacement provision need be adopted if, in the reasonable good faith business judgment of a majority of the Board's independent directors, it is not reasonably possible to do so in a manner consistent with the law, the best interests of the Company, or otherwise.

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The Reforms provide for, among other things:

●

Amendments to the Disclosure Committee Charter, which shall now provide that, among other things: (i) "Any changes to the Disclosure Committee's Charter must be approved by the Certifying Officers or their designee(s), which may be the Company's Policy Committee," (ii) "Additional committee members may be appointed and/or removed by the CEO and/or CFO (the "Certifying Officers") or their designee(s) at any time," (iii) "One member of the Disclosure Committee will be designated the Committee's Chairperson by the Certifying Officers. The Chairperson shall schedule and preside over meetings and ensure the timely preparation of agendas for meetings. Any interpretation of the Charter or the Disclosure Committee's procedures shall be made by the Disclosure Committee Chairperson," (iv) "The Chairperson or the Disclosure Committee may retain outside consultants or advisors, including independent auditors, and other personnel of the Company as appropriate," (v) "A designee of the Disclosure Committee will report at least quarterly to the Audit Committee of the Board or the Chair of the Audit Committee. Such reports shall include, among other things, any material updates regarding: (a) the Company's compliance with respect to reporting requirements and standards under the FASB ASC, GAAP, and Exchange Act; and (b) material changes, trends, and statistics of the actual and potential liabilities of the Company," (vi) the responsibilities of the Disclosure Committee will include: "Providing a sub-certification to the Certifying Officers before filing each SEC Periodic Report as to (i) the Disclosure Committee's compliance with the Company's Disclosure Policy and this Charter, and (ii) the Disclosure Committee's conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls," and (vii) the Disclosure Committee is also responsible for: "Ensuring the timely and accurate public disclosure of material information concerning, among other things: (i) the Company's compliance with respect to reporting requirements and standards under the FASB ASC, GAAP, and Exchange Act; and (ii) material changes, trends, and statistics of the actual and potential liabilities of the Company."

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●

The adoption and memorialization in a job description that the responsibilities of the Chief Compliance Officer ("CCO"), which shall now include: (i) "managing and overseeing the Company's ethics and compliance program, and assisting the Governance Committee, Audit Committee and the Board in fulfilling their oversight duties regarding the Company's compliance with applicable laws and regulations," (ii) "overseeing employee training in risk assessment and compliance," (iii) "timely reporting material risks relating to compliance issues to the Governance Committee, the Audit Committee or the Chairs of those Committees and making written recommendations for further evaluation and/or remedial action within deadlines established by the Governance Committee or the Audit Committee," and (iv) "communicating with and informing the Audit Committee, Governance Committee or the Chairs of those Committees at least twice per year and the entire Board at least annually regarding the Company's ethics and compliance program, as well as progress toward meeting program goals, and where necessary recommending remedial action within the Committee and/or the Board's purview."

●

Enhancements to the Company's Employee Compliance Training, including that the Company shall mandate a Compliance Management Program to be headed by the CCO, and appropriate employee training shall be conducted at least annually.

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●

Amendments to the Company's Insider Trading Policy, including that: (i) "The Insider Trading Policy will be disseminated annually to all applicable BWA employees (including non-employee directors)," (ii) "The CCO in conjunction with the General Counsel, will conduct a periodic review as necessary to ensure that the Insider Trading Policy is amended as necessary to remain up-to-date with insider trading laws and regulations," (iii) the prohibition on trading (or Blackout period) will begin no later than the fifteenth (15th) day of the last month of each quarter, (iv) the Company will adopt separate guidelines governing 10b5-1 plan administration which shall include, but not be limited to, requirements that "any proposed Rule 10b5-1 plan or any amendments made to an approved Rule 10b5-1 plan be: (a) approved by the General Counsel at least forty-five (45) days in advance of any trades thereunder; and (b) submitted to the CCO for review when no blackout period is in effect," (v) "The CCO shall maintain a record of all complaints, including, but not limited to: (i) substance of complaint; (ii) date of receipt of the complaint; (iii) actions taken to investigate the complaint and the dates on which such actions were taken; (iv) recommendations made in response to the complaint and the date such recommendations were made; and (v) outcome of the investigation into the complaint and the date such determination was made (collectively, the 'CCO's Log')," (vi) "The Company will not take any inappropriate retaliatory action against any BorgWarner employee with respect to good faith reporting of complaints relating to or arising out of the Policy," (vii) "Copies of complaints and the CCO's Log will be maintained for seven (7) years from the date made," and (viii) "The Insider Trading Policy shall continue to be published on the Investor Relations section of the Company's website," and "the Company will publish the most recent Insider Trading Policy within a reasonable time after any changes are adopted."

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●

Enhancements to the Board's oversight over stock repurchases by the Company's implementation of a procedure for approving and overseeing stock repurchases, which shall include the following measures: (i) before authorizing any program to repurchase BorgWarner stock, the Board shall evaluate management's recommendation and determine independently whether such a repurchase program is in the best interests of the Company, and (ii) following authorization of a stock repurchase program, the Audit Committee shall quarterly evaluate the program to confirm that the program remains in the Company's best interest.

●

Enhancements to the Company's policies regarding director training and continuing education, which shall provide that on a periodic, but no less than annual, basis, continuing education is provided on relevant topics, which may include, for example, Cybersecurity, GAAP, revenue recognition, corporate governance principles and best practices, SOX, assessment of risk, compliance auditing, and reporting requirements for publicly-traded companies, at Board meetings.

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This Notice provides a summary of the Reforms that BorgWarner has agreed to adopt as consideration for the Settlement. For a list of all of the Reforms, please see Exhibit A to the Stipulation.

As set forth in the Stipulation, BorgWarner acknowledges and agrees that the Litigation Demand, the Delaware Action, and the litigation and settlement efforts were substantial and material factors in the Company's decision to implement the Reforms for the agreed term. Additionally, BorgWarner's Board, including each of its independent, non-defendant directors, in a good faith exercise of business judgment, has determined that: (i) the Reforms confer a substantial benefit upon BorgWarner and its stockholders; and (ii) the Settlement, including the Fee and Expense Amount, is, in all respects, fair, reasonable, and in the best interests of the Company and its stockholders.

V.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current BorgWarner Stockholders and the Settlement Hearing contemplated by the Stipulation; (ii) Court entry of the Judgment, approving the Settlement and dismissing with prejudice the Action, without awarding costs to any Settling Party, except as provided in the Stipulation; (iii) payment of the Fee and Expense Amount awarded by the Court; and (iv) the passing of the date upon which the Judgment becomes Final (the "Effective Date").

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Upon the Effective Date, BorgWarner, Stockholders (acting on their own behalf and derivatively on behalf of BorgWarner), and each of the Current BorgWarner Stockholders (solely in their respective capacities as such) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Litigation Demand or Derivative Actions against the Released Persons.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Stockholders, Stockholders' Counsel, BorgWarner, and all of the Current BorgWarner Stockholders (solely in their respective capacities as such) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Litigation Demand or Derivative Actions or the Released Claims.

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Nothing within these releases shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation or the Judgment.

VI.	STOCKHOLDERS' COUNSEL'S ATTORNEYS' FEES AND EXPENSES

After negotiating the substantive terms of the Settlement, the Settling Parties, acting by and through their respective counsel, separately negotiated the attorneys' fees and expenses the Individual Defendants would cause to be paid to Stockholders' Counsel based on the corporate governance benefits conferred upon BorgWarner by the Settlement. The Company will cause Stockholders' Counsel to be paid up to $625,000 in attorneys' fees and expenses, subject to approval by the Court (the "Fee and Expense Amount"). To date, Stockholders' Counsel has not received any payment for their services in conducting the Litigation Demand or Derivative Actions nor have counsel been reimbursed for their out-of-pocket expenses incurred. The Settling Parties believe that the sum agreed to is within the range of attorneys' fees and expenses approved by courts under similar circumstances in litigation of this type. BorgWarner shareholders are not personally liable for the payment of any award of attorneys' fees and expenses.

The Settling Parties' agreement on the Fee and Expense Amount (i) was reached only after all other material terms of the Settlement were agreed and (ii) was reached following good-faith negotiations.

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Stockholders' Counsel may apply to the Court for service awards of up to $5,000 for each of the Stockholders, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Stockholders' participation and effort in the prosecution of the Litigation Demand and Derivative Actions. Neither BorgWarner nor any of the Individual Defendants shall be liable for any portion of any service awards.

VII.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable _____________, either remotely or in person, and if in person at the U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room __, Detroit, Michigan 48226 (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount and Service Awards should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

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VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current BorgWarner Stockholder may object and/or appear and show cause if he, she, or it has any reason why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys' fees and reimbursement of expenses should not be approved. However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys' fees and reimbursement of expenses to Stockholders' Counsel, unless you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (Price, et al. v. Michas, et al. (E.D. Mich.) Case No. _________);

3. Proof that you beneficially owned BorgWarner stock as of the date of the execution of the Stipulation on May 19, 2022, and continue to hold such shares;

4. A statement of each of each objection being made;

5. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

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6. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before ______, 2022. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room 599, Detroit, Michigan 48226, and serve such materials by that date, to each of the following Settling Parties' counsel:

Counsel for Stockholders:	Counsel for Defendants:

Melinda A. Nicholson	Jonathan Youngwood
KAHN SWICK & FOTI, LLC	SIMPSON THACHER
1100 Poydras Street, Suite 3200	& BARTLETT LLP
New Orleans, LA 70163	425 Lexington Avenue
Melinda.nicholson@ksfcounsel.com	New York, NY 10017
jyoungwood@stblaw.com
Ashley R. Rifkin
ROBBINS LLP
5040 Shoreham Place
San Diego, CA 92122
arifkin@robbinsllp.com

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ____________, 2022. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

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Unless otherwise ordered by the Court, any Current BorgWarner Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on BorgWarner's website at www.____________.com, and on Stockholders' Counsel's website at www.____________.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room 599, Detroit, Michigan 48226. Or you may call the Stockholders' Counsel listed above from Robbins LLP or Kahn Swick & Foti, LLC, for additional information concerning the settlement.

PLEASE DO NOT CONTACT THE COURT OR
BORGWARNER REGARDING THIS NOTICE.

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DATED:
BY ORDER OF THE COURT UNITED STATES DISTRICT COURT OF THE EASTERN DISTRICT OF MICHIGAN

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EXHIBIT D

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IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF MICHIGAN

DON DAVID PRICE, MARIA	Case No.
NYIRADI and PETER WAHLER,
Derivatively on Behalf of
BORGWARNER INC.,

Plaintiffs,
v.

ALEXIS P. MICHAS, DENNIS C.
CUNEO, MICHAEL S. HANLEY,
JOSEPH F. FADOOL, BRADY D.
ERICSON, AND FREDERIC B.
LISSALDE

Defendants,
-and-

BORGWARNER INC., a Delaware
Corporation,

Nominal Defendant.

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION

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TO:	ALL OWNERS OF THE COMMON STOCK OF BORGWARNER INC. ("BORGWARNER" OR THE "COMPANY") CURRENTLY AND AS OF MAY 19, 2022:

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A BORGWARNER SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT OR THE AMOUNT OF ATTORNEYS' FEES AND EXPENSES DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

PLEASE TAKE NOTICE that the parties to the above-captioned shareholder derivative action, titled Price, et al. v. Michas, et al. (E.D. Mich.) (the "Action"), have reached an agreement to settle the derivative claims brought on behalf of and for the benefit of BorgWarner.

The terms of the settlement are set forth in a Stipulation of Settlement dated May 19, 2022 (the "Stipulation").1 This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the U.S. District Court for the Eastern District of Michigan. A link to the text of the Stipulation and the full-length Notice of Pendency and Proposed Settlement of Shareholder Derivative Action may be found on the Investor Relations page of BorgWarner's website at www._______________.com, and on the website of Stockholders' Counsel at www._______________.com.

____________________

[1]	All capitalized terms herein have the same meanings as set forth in the Stipulation.

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Under the terms of the Stipulation, as a part of the proposed Settlement, BorgWarner will adopt and/or implement corporate governance reforms ("Reforms"), which all parties agree confer substantial benefits upon BorgWarner. BorgWarner acknowledges and agrees that the Litigation Demand, the Delaware Action, and the litigation and settlement efforts were substantial and material factors in the Company's decision to implement the Reforms for the agreed term.

In light of the substantial benefits conferred upon BorgWarner by Stockholders' Counsel's efforts, the Company shall cause Stockholders' Counsel to be paid $625,000 in attorney's fees and expenses, subject to Court approval.

BorgWarner's Board, including each of its independent, non-defendant directors, in a good faith exercise of business judgment, has determined that: (i) the Reforms confer a substantial benefit upon BorgWarner and its stockholders, and the Settlement is in the best interests of the Company and its stockholders; and (ii) the Settlement, including the Fee and Expense Amount, is, in all respects, fair, reasonable, and in the best interests of the Company and its stockholders.

A hearing will be held on _______________, 2022 at ____ _.m., before the Honorable ________________, either remotely or in person, and if in person at the U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room__, Detroit, Michigan 48226 (the "Settlement Hearing"), at which the Court will determine whether to approve the settlement.

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Any BorgWarner shareholder has a right, but is not required, to appear and to be heard at the Settlement Hearing providing that he, she, or it is a shareholder of record or beneficial owner of BorgWarner common stock and was a shareholder of record or beneficial owner of BorgWarner common stock as of May 19, 2022. Any BorgWarner shareholder who satisfies this requirement may enter an appearance through counsel of such shareholder's own choosing and at such shareholder's own expense, or may appear on their own. However, you shall not be heard at the Settlement Hearing unless, no later than _____, 2022, you have filed with the Court a written notice of objection containing the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (Price, et al. v. Michas, et al. (E.D. Mich.) Case No. _________);

3. Proof that you beneficially owned BorgWarner stock as of the date of the execution of the Stipulation on May 19, 2022, and continue to hold such shares;

4. A statement of each of each objection being made;

5. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

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6. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file written objections with the Court on or before ______, 2022. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the Eastern District of Michigan, Theodore Levin U.S. Courthouse, 231 W. Lafayette Blvd., Room 559, Detroit, Michigan 48226, and served upon each of the following Settling Parties' counsel:

Counsel for Stockholders:	Counsel for Defendants:

Melinda A. Nicholson	Jonathan Youngwood
KAHN SWICK & FOTI, LLC	SIMPSON THACHER
1100 Poydras Street, Suite 3200	& BARTLETT LLP
New Orleans, LA 70163	425 Lexington Avenue
Melinda.nicholson@ksfcounsel.com	New York, NY 10017
jyoungwood@stblaw.com
Ashley R. Rifkin
ROBBINS LLP
5040 Shoreham Place
San Diego, CA 92122
arifkin@robbinsllp.com

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ____________, 2022. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. If you fail to object in the manner and within the time prescribed above you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

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Inquiries may be made to the Stockholders' Counsel at Robbins LLP or Kahn, Swick & Foti, LLC, as listed above.

PLEASE DO NOT CONTACT THE COURT OR
BORGWARNER REGARDING THIS NOTICE

DATED:

BY ORDER OF THE COURT UNITED STATES DISTRICT COURT OF THE EASTERN DISTRICT OF MICHIGAN

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EXHIBIT E

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IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF MICHIGAN

DON DAVID PRICE, MARIA	Case No.
NYIRADI and PETER WAHLER,
Derivatively on Behalf of
BORGWARNER INC.,

Plaintiffs,
v.

ALEXIS P. MICHAS, DENNIS C.
CUNEO, MICHAEL S. HANLEY,
JOSEPH F. FADOOL, BRADY D.
ERICSON, AND FREDERIC B.
LISSALDE

Defendants,
-and-

BORGWARNER INC., a Delaware
Corporation,

Nominal Defendant.

[PROPOSED] ORDER AND FINAL JUDGEMENT

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This matter came before the Court for hearing on ____________, 2022, to consider approval of the proposed settlement ("Settlement") set forth in the Stipulation of Settlement dated May 19, 2022, and the exhibits thereto (the "Stipulation"). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Final Judgment incorporates and makes a part hereof: (a) the Stipulation; (b) the Notice; and (c) the Preliminary Approval Order.

2. All capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

3. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties to the Action.

4. The Court finds that the Notice provided to BorgWarner Inc. shareholders constituted the best notice practicable under the circumstances. The Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

5. The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Settling Parties, and further finds that the Settlement is in the best interests of BorgWarner and its shareholders.

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6. The Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided below.

7. Upon the Effective Date, BorgWarner, Stockholders (acting on their own behalf and derivatively on behalf of BorgWarner), and each of the Current BorgWarner Stockholders (solely in their capacity as such) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement, or resolution of the Litigation Demand or Derivative Actions against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation or the Judgment.

8. Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Stockholders, Stockholders' Counsel, BorgWarner, and all of the Current BorgWarner Stockholders (solely in their capacity as such) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Litigation Demand or Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation or the Judgment.

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9. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

10. The Court hereby approves the sum of $________________ for the payment of Stockholders' Counsel's attorneys' fees and expenses in the Action ("Fee and Expense Amount"), and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Stockholders' Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

11. The Court hereby approves the service awards of $_________ for each of the Stockholders to be paid from Stockholders' Counsel's Fee and Expense Amount in recognition of Stockholders' participation and effort in the prosecution of the Litigation Demand and the Derivative Actions.

12. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Settling Parties or any other Person as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

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13. The Released Persons may file the Stipulation and/or the Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation and/or the Judgment: (i) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (ii) in furtherance of the Settlement contemplated in the Stipulation; and (iii) in any action to enforce the Settlement.

14. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation. If for any reason the Effective Date does not occur, or if the Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms, then: (a) all Settling Parties shall be restored to their respective positions in the Action that existed immediately prior to the date of execution of this Stipulation; (b) the Stockholders shall seek dismissal of the Action; (c) all releases delivered in connection with the Stipulation shall be null and void; (d) the Fee and Expense Amount paid to Stockholders' Counsel shall be refunded and returned within fifteen (15) business days; (d) the terms and provisions of this Stipulation (other than those set forth in ¶¶1.1-1.27, 6.2-6.3, and 7.3-7.4) shall have no further force or effect with respect to the Settling Parties and shall not be used in connection with the Litigation Demand, the Action, or in any other proceeding for any purpose; and (e) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the terms remaining in) in connection with the Litigation Demand, the Action, or in any other action or proceeding.

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15. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

16. This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

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IT IS SO ORDERED.

DATED:
UNITED STATES DISTRICT JUDGE